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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 22, 2012 (November 7, 2012 as to the effects of the restatement discussed in Note 20), relating to the financial statements of Universal Hospital Services, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in the method of presenting comprehensive loss in 2011 and the restatement of the financial statements to correct certain misstatements) appearing in the Prospectus, which is part of this Registration Statement and of our report dated March 22, 2012 (November 7, 2012 as to the effects of the restatement discussed in Note 20) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
November 30, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM